UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2005

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon  97124

(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 14, 2005, TriQuint Semiconductor, Inc. (“TriQuint”) announced it has entered into an agreement to sell its optoelectronic operations in Breinigsville, Pennsylvania, and Matamoros, Mexico, to CyOptics, Inc. (“CyOptics”) of Lehigh Valley, Pennsylvania. The sale is an asset sale including the products, manufacturing equipment, inventory, the Mexican entity, related intellectual property rights and other assets that constitute the operation that manufactures indium phosphide (InP) optical chips and components for the optical networking market. CyOptics plans to employ the vast majority of TriQuint’s approximately 100 employees in Pennsylvania and approximately 150 employees in Mexico. Total consideration for the sale will be approximately $23.5 million, less estimated disposal costs, and will comprise of cash, notes and preferred stock. Completion of the transaction is subject to customary closing conditions and is scheduled to be completed by the end of April 2005.

A copy of the press release related to the sale is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release of TriQuint Semiconductor, Inc. dated April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Raymond A. Link
Raymond A. Link
Vice President, Finance and Administration, Chief Financial Officer and Secretary

Date: April 14, 2005